Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement of Investment Trust on Form N-1A ("Registration Statement") of our report dated February 28, 2005, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Report to Shareholders of Scudder S&P 500 Index Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 27, 2005